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                                   EXHIBIT 10.44
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                                                                   EXHIBIT 10.44


              FORM OF NON-COMPETITION AND NON-DISCLOSURE AGREEMENT


         THIS NON-COMPETITION AND NON-DISCLOSURE AGREEMENT (this "Agreement") made this ____ day of ___________________, 199_, by and between
_____________________________, of _________________ ("Employee") and American
Transitional Hospitals, Inc., a Delaware corporation ("Company").

         1. In consideration of my (promotion to __________ and/or increase in salary from $_________ to $__________) from the Company (which together with any related business entity is hereinafter referred to as "Employer"), effective on even date herewith, I agree:

         1.1 Except as Employer may otherwise consent in writing, not to use (other than for Employer) and not to directly or indirectly publish or otherwise disclose at any time (except as my duties to Employer may require) either during or subsequent to my employment, any of Employer's "Confidential Information" (as defined below"), whether or not the same was conceived, originated, discovered or developed, in whole or in part, by me;

         1.2 That Confidential Information means information or material which is not generally available to or used by others or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain, including:

                 1.2.1 information or material which relate to Employer's technological developments,
                                "knowhow," purchasing, accounting,
                                merchandising, or licensing;

                 1.2.2 information contained in or derived from Employer's client lists, whether inactive, active or prospective;

                 1.2.3 trade secrets as defined in the _______________ _____________; and

                 1.2.4 any information of the type described above which Employer obtained from another party and which Employer treats as proprietary or designates as confidential, whether or not owned or developed by Employer.

         1.3 That Cause means willful breach by the Employee of a material provision of this Agreement, willful neglect to perform his duties hereunder, conviction of a felony, an act or acts of dishonesty intended to result directly or indirectly in the Employee's gain or
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                 personal enrichment at the expense of the Company, or the
                 violation by the Employee of any covenant not to compete delivered to the Company on the date hereof.

         1.4 To deliver to Employer promptly upon request or on the date of termination of my employment all documents, copies thereof and other materials in my possession pertaining to the business of Employer, including, but not limited, Confidential Information, and thereafter to promptly return documents and copies thereof and other materials in my possession pertaining to the business of Employer and originating with Employer that come into my possession.

         1.5 If the Employee terminates employment with the Employer or if the Employee is terminated for Cause by the Employer, for a period of two (2) years following termination of my employment with Employer within the geographical area consisting of a 150 mile radius from the city where the Company or any of its subsidiaries are located, not to engage in or contribute my knowledge to any work which is competitive with or similar to the product, process, apparatus or service on which I worked or with respect to which I had access to Confidential Information while during my employment with Employer. It is understood that the time period and geographical area set forth in this clause are divisible so that if this clause is invalid or unenforceable as to the time period and/or in any included geographical area, the time period and/or the included geographical area is severable such that this clause remains in effect for the remaining time period and included geographical areas in which the clause is valid;

         1.6 That this Agreement represents the full and complete understanding between me and Employer with respect to the subject matter hereof and supersedes all prior representations and understandings, whether oral or written;

         1.7 That my obligations under this Agreement shall be binding upon my heirs, executors, administrators, or other legal representatives or assigns, and that this Agreement shall inure to the benefit of Employer, its successors and assigns.

         2. I represent, except as I have written below, that I have no agreements with or obligations to others with respect to Developments or Confidential Information, belonging either to Employer or others, or in conflict with the foregoing.

         3. I understand that this Agreement may not, on behalf of or in respect to Employer, be changed, modified, released,





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discharged, abandoned or otherwise terminated, in whole or in part, except by an instrument in writing signed by the President of Employer.

         4. During or upon termination of my employment with Employer, I shall, if requested by Employer, reaffirm my recognition of the importance of maintain the confidentiality of Employer's Confidential Information and reaffirm all of the obligations set forth in Paragraph 1 of this Agreement.

         5. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without regard to the law of conflicts of laws, which shall not apply.

         IN WITNESS WHEREOF, the parties hereto have caused this Non-Competition and Non-Disclosure Agreement to be duly executed as of the day and year first above written.



_______________________________         ______________________________________
Employee's Typed/Printed Name           Witness



_______________________________         ______________________________________
Employee's Signature                    Date



AMERICAN TRANSITIONAL HOSPITALS, INC.



By: _______________________________________           ________________________
                                                           Attest
Title: ____________________________________           ________________________
                                                           Date





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